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                                  Exhibit B(3)


                                SELLING AGREEMENT


This SELLING AGREEMENT ("Agreement"), dated _________________, is by and among the Northwestern Mutual Life Insurance Company ("NML"), Northwestern Mutual Investment Services, LLC ("NMIS"), Robert W. Baird & Co. Incorporated ("Baird") and Baird Insurance Services Inc., together with the duly licensed insurance affiliates indicated on the attached Annex I, (the "Affiliates") (collectively, Baird and the Affiliates are the "Broker/Dealer").

Where permitted by state law, Broker/Dealer is acting as general agent hereunder and shall be responsible for the duties of broker/dealer and general agent hereunder. If state law does not permit Broker/Dealer to hold a corporate insurance license, the appropriate duly licensed insurance affiliate identified on Annex I shall act as general agent hereunder.


1. Appointment. This Agreement is for the purpose of arranging for the distribution of a certain no load variable annuity named Mason Street Variable Annuity (the "Contracts"), issued by NML and for which NMIS is the distributor, through sales people who are licensed life insurance agents for insurance purposes, and are associated with and registered representatives of Broker/Dealer (each, a "Subagent"). In consideration of the mutual promises and covenants contained in this Agreement, NML and NMIS each appoint Broker/Dealer and, as provided in Section 3, its Subagents, to solicit and procure applications for the Contracts, and Broker/Dealer designates those NML agents approved by NML for participation in the sale of the contracts through a fee-in-lieu program administered by Broker/Dealer. These appointments and designations are not deemed to be exclusive in any manner and only extend to those jurisdictions where the Contracts have been approved for sale and in which NML and Broker/Dealer are both licensed as required by prevailing regulatory requirements.

2.       Representations and Warranties.

         A. Each party hereto represents and warrants to each other party, as follows:

                  (i) It is duly organized, validly existing and in good standing under the laws of the state of its incorporation or other corresponding applicable law and has all requisite power, corporate or otherwise to carry on its business as now being conducted and to perform its obligations as contemplated by this Agreement.

                  (ii) It has all licenses, approvals, permits and authorizations of, and registrations with, all authorities and agencies, including non-governmental self-regulatory agencies, required under all federal, state, and local laws and regulations to enable it to perform its obligations as contemplated by this Agreement.

                  (iii) The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action, if applicable, and this Agreement constitutes the legal, valid and binding agreement of such party, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity.

         B.       Broker/Dealer additionally represents and warrants as follows:

                  (i) Baird, Baird Insurance Services and each additional Affiliate is registered as a broker and dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and






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                  is a member in good standing of the National Association of
                  Securities Dealers, Inc. ("NASD").

                  (ii) Baird, Baird Insurance Services and each additional Affiliate will comply with all applicable laws, rules and regulations of, as well as any and all directives and guidelines issued by any agency or other regulatory body with authority over Broker/Dealer or over the premises on which Broker/Dealer and its Subagents are soliciting the sale of Contracts.

                  (iii) Baird Insurance Services is duly licensed as a corporate insurance agent, or it has identified on Annex I hereto its Affiliates which hold such licenses and are permitted to do so under applicable laws.

3. Subagents. Broker/Dealer is authorized to recommend Subagents for appointment by NML to solicit sales of the Contracts. Broker/Dealer is responsible for investigating the character, work experience and background of any proposed Subagent prior to recommending appointment by NML. No Subagent shall act on behalf of NML until properly appointed by NML. Broker/Dealer is responsible for ensuring that its Subagents, unless otherwise agreed to with NML in writing, do not offer to sell any other variable annuity contracts issued by NML, as such Subagents, unless a selling agreement with respect thereto has been executed by the parties. Broker/Dealer is responsible for supervising the activities of its Subagents and for ensuring that Subagents are properly licensed and in compliance with all applicable federal, state and local laws and regulations and all rules and procedures of NML. Broker/Dealer shall notify NML promptly, in writing, of any giving or receiving of notice of termination of any Subagent. NML reserves the right to refuse to appoint any proposed Subagent and to terminate any relationship with any Subagent, with or without cause, at any time. By submitting a Subagent for appointment, Broker/Dealer warrants that: (1) such Subagent is recommended for appointment; (2) such Subagent is fully licensed under applicable laws to transact business with NML and is a duly registered representative of Broker/Dealer; and (3) all background investigations required by state and federal laws have been made with respect to such Subagent. NML will provide a list of its agents who are eligible to participate in the sale of the Contracts through Broker/Dealer's fee-in-lieu program, and such agents will be designated by Broker/Dealer for participation in that program.

4.       Sales Material.

          A. Broker/Dealer shall not use any written, audio or visual sales material (including prepared scripts for oral presentations) in connection with the sales of the Contracts or solicitations thereof, unless such material has been provided by, or approved in writing in advance of such use by, NML and NMIS.

         B. In accordance with the requirements of federal and certain state laws, Broker/Dealer shall, to the extent required by such laws, maintain complete records indicating the manner and extent of distribution of any such sales material. This material shall be made available to appropriate federal and state regulatory agencies as required by law or regulation and to NMIS and NML upon written request.

5. Prospectuses. For any Contract which is a registered security, Broker/Dealer warrants that solicitation will be made by use of currently effective prospectuses for the Contracts and the underlying funds; and if required by state law, the Statement of Additional Information for the Contracts; that the prospectuses will be delivered concurrently with each sales presentation and that no statements shall be made to a client superseding or controverting or otherwise inconsistent with any statement made in the prospectus. NML and NMIS shall furnish Broker/Dealer, at no cost to such party, reasonable quantities of currently effective prospectuses.

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6.       Conduct of Business.

         A. Broker/Dealer will fully comply with the requirements of all applicable laws, rules and regulations of regulatory authorities (including self-regulatory organizations) having jurisdiction over the activities of Broker/Dealer or over the activities contemplated by this Agreement to be conducted by Broker/Dealer.

         B. Neither Broker/Dealer nor any Subagent shall solicit an application from, or recommend the purchase of a Contract to, an applicant without having reasonable grounds to believe, in accordance with, among other things, applicable regulations of any state insurance commission, the Securities and Exchange Commission ("SEC") and the NASD, that such purchase is suitable for the applicant. While not limited to the following, a determination of suitability shall be based on information supplied after a reasonable inquiry concerning the applicant's insurance and investment objectives, and financial situation and needs and other security holdings.

         C Broker/Dealer has or will have established, prior to its commencement of any solicitation of sales of Contracts pursuant to the terms of this Agreement, such rules, procedures, supervisory and inspection techniques as necessary to diligently supervise the activities of its Subagents pursuant to this Agreement and to ensure compliance with the terms of this Agreement necessary to establish diligent supervision. Broker/Dealer shall be responsible for securities training, supervision and control of its Subagents in connection with their solicitation activities with respect to the Contracts and shall supervise compliance with applicable federal and state securities laws and NASD requirements in connection with such solicitation activities. Broker/Dealer will observe, and will comply with, all requirements of any bank on whose premises Broker/Dealer engages in sales activities pursuant to this Agreement. Upon request by NML or NMIS, Broker/Dealer will furnish appropriate records as are necessary to establish diligent supervision.

         D. Broker/Dealer will fully comply with the requirements of applicable state insurance laws and regulations and will maintain all books and records and file all reports required thereunder to be maintained or filed by a licensed insurance agent. Broker/Dealer shall comply with the terms and conditions of any letter issued by the Staff of the SEC with respect to the non-registration as a broker-dealer under the 1934 Act of a corporation licensed as an insurance agent and associated with a registered broker-dealer. Broker/Dealer shall notify NMIS immediately in writing if Broker/Dealer fails to comply with any such terms and conditions and shall take such measures as may be necessary to comply with any such terms and conditions.

         E. Broker/Dealer shall promptly notify NML and NMIS of any written customer complaint or notice of any regulatory investigation or proceeding received by Broker/Dealer or any Subagent relating to a Contract or any activities undertaken in connection with this Agreement. NML, NMIS and Broker/Dealer shall each cooperate fully in any investigation or proceeding including but not limited to any securities or insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts.

         F. Broker/Dealer shall pay all expenses incurred by it in the performance of this Agreement unless otherwise specifically provided for in this Agreement or in a writing signed by NML and/or NMIS and Broker/Dealer.

         G. Applications shall be taken only on preprinted application forms supplied by NML. The Contract forms and applications are the sole property of NML. No person other than NML has the authority to make, alter or discharge any policy, Contract application, Contract certificate, supplemental contract or form issued by NML. No person other than NML has the right to waive any provision with respect to any Contract or policy. No


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                  person other than NML has the authority to enter into any
                  proceeding in a court of law or before a regulatory agency in the name of or on behalf of NML.

         H. Broker/Dealer and Subagent shall accept premiums in the form of a check or money order made payable to NML. Broker/Dealer shall ensure that all checks and money orders and applications for the Contracts received by it or any Subagent are remitted promptly to NML. In the event that any other premiums are sent to a Subagent or Broker/Dealer rather than to NML, they shall promptly remit such premiums to NML, Broker/Dealer acknowledges that if any premium is held at any time by it, such premium shall be held on behalf of NML, and Broker/Dealer shall segregate such premium from its own funds and promptly remit such premium to NML. All such premiums, whether by check, money order or wire, shall at all times be the property of NML.

         I. Upon issuance of a Contract by NML and delivery of such Contract to Broker/Dealer, Broker/Dealer shall promptly deliver such Contract to its purchaser. For purposes of this provision, "promptly" shall be deemed to mean not later than five calendar days, or such shorter period as is reasonable under the circumstances. Broker/Dealer shall return promptly to NML all receipts for delivered Contracts, all undelivered Contracts and all receipts for cancellation, in accordance with the instructions from NML.

         J. Unless required by a determination of suitability, during the term of this Agreement and after termination hereof, Broker/Dealer covenants on behalf of itself and any Subagent appointed hereunder, that they shall not solicit, induce or attempt to solicit or induce Contract owners to terminate, surrender, cancel, replace or exchange such Contract. Broker/Dealer acknowledges and agrees that the provisions contained in this Section 6 may be enforced by an action for an injunction, as well as or in addition to any action for damages.

7.       Indemnification

         A. Broker/Dealer shall indemnify, defend and hold harmless NML and NMIS and each person who controls or is associated with NML or NMIS within the meaning of the federal securities laws and all directors, officers, corporate agents, employees, attorneys and representatives thereof, from and against all losses, expenses, claims, damages and liabilities (including any costs of investigation and legal expenses and any amounts paid in settlement of any action, suit or proceeding of any claim asserted) which result from, arise out of or are based upon:

         (i) any breach by Broker/Dealer or any Affiliate of any representation, warranty or other provision of this Agreement; or

         (ii) any violation by Broker/Dealer, any Affiliate or any Subagent of any federal or state securities law or regulation, insurance law or regulation or any rule or requirement of the NASD;

         (iii) the use by Broker/Dealer, any Affiliate or any Subagent of any sales or promotional material which has not received specific written approval of NML and NMIS as provided in Section 4 of this Agreement, any oral or written misrepresentations or any unlawful sales practices concerning the Contracts by Broker/Dealer, any Affiliate or any Subagent; or

         (iv) Claims by Subagents or other agents or representatives of Broker/Dealer for commissions or other compensation or remuneration of any type.

         B. The indemnification provided for herein shall survive termination of this Agreement.



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8.       Fidelity Bond. Broker/Dealer represents that all directors, officers, employees, representatives and Subagents who are appointed pursuant to this Agreement or who have access to funds of NML are and will continue to be covered by a blanket fidelity bond including coverage for larceny, embezzlement or any other defalcation, issued by a reputable bonding company. This bond shall be maintained at Broker/Dealer's or Subagent's expense. Such bond shall be at least equivalent to the minimal coverage required under the NASD Rules of Fair Practice, endorsed to extend coverage to life insurance and annuity transactions. Broker/Dealer acknowledges that NML may require evidence that such coverage is in force and Broker/Dealer shall promptly give notice to NML of any notice of cancellation or change of coverage. Broker/Dealer assigns any proceeds received from the fidelity bond company to NML to the extent of NML's loss due to activities covered by the bond. If there is any deficiency, Broker/Dealer will promptly pay NML that amount on demand, and Broker/Dealer shall indemnify and hold harmless NML from any deficiency and from the cost of collection.

9.       Termination.

         A. Normal Termination. This Agreement shall continue for an indefinite term, subject to the termination by NML, NMIS or Broker/Dealer party upon written notice to the other parties hereto, which shall be effective upon receipt thereof.

         B. Automatic Termination for Cause. This Agreement shall automatically terminate upon: (1) a material breach of this Agreement, including without limitation the failure to comply with the laws or regulations of any state or other governmental agency or body having jurisdiction over the sale of insurance; and (2) the suspension, revocation or non-renewal of any then required insurance or securities license of Broker/Dealer or any of its Affiliates, or the deregistration of the Broker/Dealer or its termination of membership with the NASD.

         C. Rights and Obligations. Upon termination of this Agreement, except as otherwise provided herein, all authorizations, rights and obligations shall cease. If this Agreement is terminated for cause as described above, Broker/Dealer's right to receive compensation shall immediately terminate.

10.      General Provisions.

         A. Waiver. Failure by any of the parties to promptly insist upon strict compliance with any of the obligations of any other party under this Agreement will not be deemed to constitute a waiver of the right to enforce strict compliance.

         B. Independent Contractor. Broker/Dealer is an independent contractor and its Subagents who are appointed as insurance agents of NML are agents of Broker/Dealer and not employees, agents or representatives of NML or NMIS for purposes of this Agreement.

         C. Notice. Any notice pursuant to this Agreement shall be mailed, postage paid, to the last address communicated by the receiving party to the other parties to this Agreement.

         D. Severability. To the extent this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be construed in a manner not inconsistent with such law or regulation. The invalidity or illegality of any provision of this Agreement shall not be deemed to affect the validity or legality of any other provision of this Agreement.

         E. Amendment. No Amendment to this Agreement shall be effective unless in writing and signed by all the parties hereto.

         F. Wisconsin Law. This Agreement shall be construed in accordance with the laws of the State of Wisconsin.



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         G.       Effectiveness. This Agreement shall be effective as of the date set forth above.




                       [Signatures Contained on Next Page]



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IN WITNESS WHEREOF, this Agreement has been executed by duly authorized representatives of the parties to this Agreement as of the date set forth above.



THE NORTHWESTERN MUTUAL
LIFE INSURANCE COMPANY



By:
   ------------------------------------

         Name:
         Title:




NORTHWESTERN MUTUAL
INVESTMENT SERVICES LLC

 By:
   ------------------------------------

         Name:
         Title:



ROBERT W. BAIRD & CO. INCORPORATED


By:
   ------------------------------------

         Name:
         Title:


BAIRD INSURANCE SERVICES INC.


By:
   ------------------------------------

         Name:
         Title:



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                                     ANNEX I

                                   (If Needed)



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